UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2012

Carriage Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(713) 332-8400

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRAGNEMENTS OF CERTAIN OFFICERS.

(e) On March 14, 2012, Carriage Services, Inc. (the “Company”) entered into Second Amended and Restated Employment Agreements with Melvin C. Payne, its Chairman of the Board of Directors and Chief Executive Officer, Terry E. Sanford, its Senior Vice President, Chief Accounting Officer and Assistant Secretary, and George J. Klug, its Senior Vice President and Chief Information Officer, as well as a First Amended and Restated Employment Agreement with L. William Heiligbrodt, its Vice Chairman of the Board of Directors, Executive Vice President and Secretary (the employment agreements collectively, the “Agreements,” and such employees collectively, the “Executives” and individually, each an “Executive”) for terms expiring on March 14, 2015 for Mr. Sanford and Mr. Klug and on March 14, 2016 for Mr. Payne and Mr. Heiligbrodt (subject in each instance to earlier termination or extension). The Agreements shall automatically be renewed on an annual basis thereafter, unless terminated by either party thereto upon 60 days written notice prior to the end of the term then in effect.

The Agreements provide that Mr. Payne, Mr. Heiligbrodt, Mr. Sanford and Mr. Klug will receive a base annual salary of $575,000, $500,000, $240,000 and $240,000, respectively. In addition, the Executives shall (1) be entitled to an annual, discretionary incentive award, based on the achievement of specified performance goals established at the beginning of the year by the Compensation Committee of the Board of Directors, and (2) be eligible for awards of restricted stock and other long-term incentive-based compensation under the terms of the Company’s 2006 Long Term Incentive Plan as approved by the Compensation Committee of the Board of Directors.

Pursuant to the Agreements, in the event the Company discharges any of the Executives without Cause (as defined in the Agreements), the Company shall continue to pay such Executive (1) his base pay for a period of 18 months, (2) an additional pro rata amount of the base salary for the year of termination, (3) all benefits payable under any benefit plan or program of the Company, and (4) medical continuation premiums for a period of up to 18 months. In the event the Company discharges any of the Executives for Cause, the Company shall have no further obligation to such Executive or his estate other than to pay that portion of the Executive’s salary accrued through the date of termination.

If following a change in control an Executive voluntarily terminates his employment for Good Reason (as defined in the Agreements) or is discharged without Cause, in either case, within 24 months following the change in control, then the Company shall pay such Executive (1) a lump sum payment equal to a multiple of the Executive’s base annual salary, (2) 100% of the target annual incentive award for the year of termination, (3) all benefits payable under any benefit plan or program of the Company, and (4) medical continuation premiums for up to 36 months.

The foregoing is a summary of certain terms and conditions of the Agreements and is qualified in its entirety by reference to the full text of the Agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	Second Amended and Restated Employment Agreement dated March 14, 2012 between Carriage Services, Inc. and Melvin C. Payne.

10.2	First Amended and Restated Employment Agreement dated March 14, 2012 between Carriage Services, Inc. and L. William Heiligbrodt.

10.3	Second Amended and Restated Employment Agreement dated March 14, 2012 between Carriage Services, Inc. and Terry E. Sanford.

10.4	Second Amended and Restated Employment Agreement dated March 14, 2012 between Carriage Services, Inc. and George J. Klug.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: March 20, 2012	By:	/s/ Terry E. Sanford
Terry E. Sanford
Senior Vice President and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit	Description

10.1	Second Amended and Restated Employment Agreement dated March 14, 2012 between Carriage Services, Inc. and Melvin C. Payne.

10.2	First Amended and Restated Employment Agreement dated March 14, 2012 between Carriage Services, Inc. and L. William Heiligbrodt.

10.3	Second Amended and Restated Employment Agreement dated March 14, 2012 between Carriage Services, Inc. and Terry E. Sanford.

10.4	Second Amended and Restated Employment Agreement dated March 14, 2012 between Carriage Services, Inc. and George J. Klug.